UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2007
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard
Pasadena, California		91103

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 14, 2007, Avery Dennison Corporation, a Delaware corporation (“Avery Dennison”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as representatives of the several underwriters named therein (the “Underwriters”) with respect to a registered public offering (the “Offering”) of 8,000,000 7.875% Corporate HiMEDS Units (the “HiMEDS Units”) for an aggregate principal amount of $400 million. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 800,000 HiMEDS Units, solely to cover over-allotments, if any.
Each HiMEDS Unit has a stated amount of $50 and is comprised of (i) a purchase contract obligating the holder to purchase from Avery Dennison for a price in cash of $50, on the purchase contract settlement date (which shall be no later than November 15, 2010), a certain number of shares of Avery Dennison’s common stock, $1.00 par value; and (ii) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Avery Dennison’s 5.350% Senior Notes due 2020 (the “Notes”). Holders of the HiMEDS Units will be entitled to receive quarterly contract adjustment payments of a rate of 2.525% per year of the stated amount of $50 per HiMEDS Unit, subject to Avery Dennison’s right to defer such payments.
The Notes are being issued pursuant to an indenture, dated as of November 20, 2007, as supplemented by a supplemental indenture dated as of November 20, 2007 (as supplemented, the “Indenture”), between Avery Dennison and The Bank of New York Trust Company, N.A., as Trustee. The HiMEDS Units are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Purchase Contract and Pledge Agreement”), between Avery Dennison and The Bank of New York Trust Company, N.A.
Under the terms of the Purchase Contract and Pledge Agreement, the Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of common stock under the purchase contracts. The Notes will be remarketed prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and a Remarketing Agreement to be executed in the future. The foregoing description of the agreements is qualified in its entirety by reference to the actual terms of the agreements, copies of which are attached hereto as exhibits.
Attached hereto as exhibits are the agreements and opinions relating to the Offering. The exhibits are expressly incorporated into the Registration Statement on Form S-3, and any related amendments thereto, filed by Avery Dennison on November 14, 2007, in connection with the Offering. In addition, exhibits 1.1, 4.1, 4.3, 4.4, 4.5, 4.6 and 4.7 are expressly incorporated into the Registration Statement on Form 8-A, and any related amendments thereto, filed by Avery Dennison on November 14, 2007, in connection with the Offering.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The disclosures in Item 1.01 above are incorporated in this section by reference.

Item 8.01	Other Events.
On November 20, 1997, Avery Dennison completed the Offering described in Section 1.01, resulting in net proceeds of approximately $387,000,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title
1.1	Underwriting Agreement dated November 14, 2007, between Avery Dennison and the Underwriters named therein.

4.1	Purchase Contract and Pledge Agreement, dated as of November 20, 2007, between Avery Dennison and The Bank of New York Trust Company, N.A., as Purchase Contract Agent, and The Bank of New York Trust Company, N.A. as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2	Indenture, dated as of November 20, 2007, between Avery Dennison and The Bank of New York Trust Company, National Association.

4.3	First Supplemental Indenture between Avery Dennison and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007.

4.4	Form of Remarketing Agreement.

4.5	Form of Corporate HiMEDS Unit Certificate (included in Exhibit 4.1).

4.6	Form of Treasury HiMEDS Unit Certificate (included in Exhibit 4.1).

4.7	Form of 5.350% Senior Notes due 2020 (included in Exhibit 4.3).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION
Date: November 20, 2007
	By:	/s/ Daniel R. O’Bryant
		Name:	Daniel R. O’Bryant
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement dated November 14, 2007, between Avery Dennison and the Underwriters named therein.

4.1	Purchase Contract and Pledge Agreement, dated as of November 20, 2007, between Avery Dennison and The Bank of New York Trust Company, N.A., as Purchase Contract Agent, and The Bank of New York Trust Company, N.A. as Collateral Agent, Custodial Agent and Securities Intermediary.

4.2	Indenture, dated as of November 20, 2007, between Avery Dennison and The Bank of New York Trust Company, National Association.

4.3	First Supplemental Indenture between Avery Dennison and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007.

4.4	Form of Remarketing Agreement.

4.5	Form of Corporate HiMEDS Unit Certificate (included in Exhibit 4.1).

4.6	Form of Treasury HiMEDS Unit Certificate (included in Exhibit 4.1).

4.7	Form of 5.350% Senior Notes due 2020 (included in Exhibit 4.3).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).